EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of April 13, 2023 between Spark Networks, Inc. a Delaware corporation (“Spark Networks”), Spark Networks SE, a European stock corporation (“SE”) (Spark Networks and SE collectively, the “Company”), and Kristie Goodgion (“Executive”). RECITALS WHEREAS, Executive currently serves as the Global Controller of Spark Networks; WHEREAS, it has been determined to be in the parties’ interests for Executive to serve as the Chief Financial Officer of Spark Networks and as an Executive Director of SE; WHEREAS, the Board of Director of SE (the “Board”) appointed Executive as Chief Financial Officer of the Company and as an Executive Director of SE, in each case effective April 14, 2023; and WHEREAS, the Board has approved the terms of this Agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Employment. Spark Networks shall employ Executive, and Executive has accepted employment with Spark Networks effective April 14, 2023 (the “Effective Date”), upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending upon Executive’s termination of Employment with the Company (the applicable period of employment, the “Employment Period”). Notwithstanding anything in this Agreement to the contrary, Executive will be an at-will employee of the Company and Executive or the Company may terminate Executive’s employment with the Company for any reason or no reason at any time with or without notice. 2. Position and Duties. (a) During the Employment Period, Executive shall serve as the Chief Financial Officer of the Company and shall have the normal duties, responsibilities and authority of a Chief Financial Officer of a publicly traded company of a similar size as the Company, subject to the power of the Board to expand or limit such duties, responsibilities and authority, either generally or in specific instances. (b) During the Employment Period, Executive shall report to the Company’s Chief Executive Officer. (c) During the Employment Period, Executive shall devote reasonable best efforts and Executive’s full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company, its subsidiaries and affiliates. Executive shall perform Executive’s duties and responsibilities to the best of Executive’s abilities in a diligent, trustworthy, businesslike and efficient manner. Exhibit 10.2

2 3. Compensation and Benefits. (a) Salary. Spark Networks agrees to pay Executive a salary of $375,000 USD per year (the annual base salary provided under this Agreement and the annual base remuneration provided under the Executive Director Service Agreement entered between Executive and SE is collectively referred to herein as the “Base Salary”) during the Employment Period in installments based on Spark Networks’ practices as may be in effect from time to time. For the avoidance of doubt, such compensation is in addition to (and not in lieu of and will not be offset by) Executive’s compensation (if any) under the Executive Director Service Agreement entered between Executive and SE. (b) Annual Bonus. During the Employment Period, Executive will be eligible to earn an annual bonus (the “Annual Bonus”) equal to a percentage of the Base Salary to be calculated based on the Company’s achievement of the adjusted EBITDA targets set forth below. If the Company’s adjusted EBITDA for a calendar year is below $28,000,000, no Annual Bonus will be earned with respect to such calendar year, and if the Company’s adjusted EBITDA for a calendar year falls between the targets set forth below, the Annual Bonus will be calculated using straight line interpolation between such targets. In no event will the Annual Bonus for any calendar year be more than 120% of the Base Salary. Adjusted EBITDA Percentage of Executive’s Base Salary $37,000,000 120% $30,000,000 100% $29,000,000 90% $28,000,000 80% All adjusted EBITDA determinations (including the calculation and determination as to whether the adjusted EBITDA targets have been achieved) will be made by the Board (or the Nominating, Governance and Compensation Committee of the Board (the “Compensation Committee”)) in its sole discretion. The Executive shall not be eligible for any Annual Bonus for a calendar year unless Executive remains in the continuous employ of the Company until the date such Annual Bonus is paid. The Annual Bonus will be paid in the calendar year following the calendar year for which it is earned and at the same time as bonuses are generally paid to other executive-level employees of the Company. (c) Retention Bonus. The Company will pay Executive a one-time retention bonus in an amount equal to $84,000 USD (the “Retention Bonus”) in a lump sum on the next payroll date following the date on which this Agreement is executed. If prior to December 31, 2023, Executive voluntarily terminates employment (for reasons other than death or Executive becoming permanently disabled as determined by the Board and/or Compensation Committee) or Executive experiences a Termination For Cause, Executive will repay the Retention Bonus in its entirety within thirty (30) days following such termination of employment. Executive’s execution of this Agreement serves as consent for the Company to withhold the Retention Bonus from any amounts due to Executive should the Retention Bonus become subject to repayment as provided in this Section 3(c). (d) Sale Bonus. If the Board determines that the Company has consummated a sale of all or substantially all of its equity or assets (the “Spark Sale”), Executive shall be entitled to a bonus equal to $250,000 (such bonus, the “Sale Bonus”). The Sale Bonus shall be paid within

3 thirty (30) days of the consummation of the Spark Sale. Notwithstanding anything to the contrary herein, the Executive will only be entitled to receive the Sale Bonus if she remains continuously employed through the date the Spark Sale is consummated. Notwithstanding anything herein to the contrary, the Company and Executive acknowledge that there shall be no obligation to consummate the Spark Sale regardless of the purchase price offered by any third party. (e) Equity Compensation. SE will grant 150,000 Zero-Priced Options to Executive which will vest in full upon a Liquidity Event provided Executive remains continuously employed by the Company through the consummation of such Liquidity Event. Such Zero-Priced Options will be subject to the terms of the SE 2020 Long Term Incentive Plan (or any successor plan thereto) and a separate Letter of Grant. Capitalized terms used in this Section 3(e) that are not defined herein shall have the meanings given to such terms in the SE 2020 Long Term Incentive Plan (or any successor plan thereto). (f) Standard Benefits Package. Executive shall be entitled during the Employment Period to participate, on the same basis as other executive level employees of Spark Networks, in the Spark Networks’ standard employee benefits plans and programs, including vacation and paid time off, but excluding any severance compensation except as provided in Section 4 herein. (g) Business Expenses. Spark Networks shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive’s duties under this Agreement that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses. 4. Post-Employment Payments. (a) At the end of Executive’s employment for any reason, Executive shall cease to have any rights to salary, expense reimbursements or other benefits. (b) Notwithstanding Section 4(a), in the event Executive’s employment is terminated as a result of a Termination Without Cause, the Company shall continue to pay Executive her Base Salary at the time of such termination for a period of twelve (12) months following such termination in accordance with the Company’s normal payroll practices. Any payment made pursuant to this Section 4(b) that is not made following Executive’s Termination Without Cause because Executive has not executed the release described in Section 4(c) shall be paid to Executive in a single lump sum on the first payroll date following the last day of any applicable revocation period after Executive executes the release; provided that Executive executes and does not revoke the release in accordance with the requirements of Section 4(c). (c) Release. Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payment under Section 4(b) hereof unless (i) on or prior to the twenty- first (21st) day following the Termination Without Cause, Executive executes a release of all current or future claims, known or unknown, arising on or before the date of the release against the Company and its subsidiaries and the directors, managers, officers, employees and affiliates of any of them in a form approved by the Company and (ii) Executive does not revoke such release within the seven (7)-day period following Executive’s execution thereof. 5. Competitive Activity; Confidentiality; Non-Solicitation of Employees. (a) Acknowledgements and Agreements. Executive hereby acknowledges and agrees that in the performance of Executive’s duties to the Company, Executive will be brought into

4 frequent contact with existing and potential customers of the Company throughout the world. Executive also agrees that trade secrets and confidential information of the Company, more fully described below, gained by Executive during Executive’s association with the Company, have been developed by the Company through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company. Executive further understands and agrees that the foregoing makes it necessary for the protection of the Company’s Business that Executive not compete with the Company during her employment with the Company and not compete with the Company for a reasonable period thereafter, as further provided in the following Sections. (b) Covenants. (i) Covenants During Employment. While employed by the Company, Executive will not compete with the Company anywhere in the world. In accordance with this restriction, but without limiting its terms, while employed by the Company, Executive will not: (A) enter into or engage in any business which competes with the Company’s Business; (B) solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business that competes with, the Company’s Business; (C) divert, entice or otherwise take away any customers, business, patronage or orders of the Company or attempt to do so; or (D) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s Business. (ii) Covenants Following Termination. For a period of twelve (12) months following the termination of Executive’s employment, Executive will not: (A) enter into or engage in any business which competes with the Company’s Business within the Restricted Territory; (B) solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business, wherever located, that competes with, the Company’s Business within the Restricted Territory; (C) divert, entice or otherwise take away any customers, business, patronage or orders of the Company within the Restricted Territory, or attempt to do so; or (D) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s Business within the Restricted Territory.

5 (iii) Indirect Competition. For the purposes of this Section 6(b), inclusive, but without limitation thereof, Executive will be in violation thereof if Executive engages in any or all of the activities set forth therein directly as an individual on Executive’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which Executive or Executive’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock. (iv) If it shall be judicially determined that Executive has violated this Section 5(b), then the period applicable to each obligation that Executive shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred. (c) Company. For the purposes of Section 6, Section 7(a) and Section 7(b), the Company shall include any and all direct and indirect subsidiary, parent, affiliated, or related companies of the Company for which Executive worked, had responsibility, or had access to confidential information at the time of termination of her employment and at any time during the two (2) year period prior to such termination. (d) Non-Solicitation of Employees. During the Executive’s employment and service with the Company, and for a period of twelve (12) months thereafter, Executive will not attempt to disrupt, damage, impair or interfere with the Company’s Business by raiding any of the Company’s employees or soliciting any of them to resign from their employment by the Company, or by disrupting the relationship between the Company and any of its consultants, agents, representatives or vendors. Executive acknowledges that this covenant is necessary to enable the Company to maintain a stable workforce and remain in business. (e) Further Covenants. (i) Executive will keep in strict confidence, and will not, directly or indirectly, at any time, during or after Executive’s employment with the Company, disclose, furnish, disseminate, make available or, except in the course of performing Executive’s duties of employment, use any trade secrets or confidential business and technical information of the Company or its customers or vendors, without limitation as to when or how Executive may have acquired such information. Such confidential information is material that is not generally available to the public and shall include, without limitation, the Company’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, employee evaluations and employee performance information, customer and prospective customer lists, other customer and prospective customer information and other business information. Executive specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Executive and whether compiled by the Company and/or Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by Executive during her employment with the Company (except in the course of performing her duties

6 and obligations to the Company) or after the termination of her employment shall constitute a misappropriation of the Company’s trade secrets. Executive’s obligations in this Section 5(e)(i) with regard to (A) trade secrets will continue for so long as such information remains trade secrets under applicable law and (B) the Company’s confidential information will continue for ten (10) years following Executive’s termination of employment from the Company. Nothing in this Agreement prevents Executive from providing, without prior notice to the Company, information to governmental or administrative authorities regarding possible violations of law or otherwise testifying or participating in any investigation or proceeding by any governmental or administrative authorities regarding possible violations of law. (ii) Executive agrees that upon termination of Executive’s employment with the Company for any reason, Executive shall return to the Company, in good condition, all property of the Company, including without limitation, any laptop, cell phone, keys or keycards, work papers, reports, drawings, photographs, negatives, prototypes, and the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 5(e)(i), whether in hard copy or generated and maintained on any form of electronic media. In the event that such items are not so returned, the Company will have the right to charge Executive for all reasonable damages, costs, attorneys’ fees and other expenses incurred in searching for, taking, removing and/or recovering such property. (iii) U.S. Defend Trade Secrets Act Notice of Immunity. The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. (f) Discoveries and Inventions; Work Made for Hire. (i) Executive agrees that upon conception and/or development of any idea, discovery, invention, improvement, software, writing or other material or design that: (A) relates to the business of the Company, or (B) relates to the Company’s actual or demonstrably anticipated research or development, or (C) results from any work performed by Executive for the Company, Executive does hereby assign to the Company the entire right, title and interest in and to any such idea, discovery, invention, improvement, software, writing or other material or design. Executive has no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design that Executive conceives and/or develops entirely on Executive’s own time without using the Company’s equipment, supplies, facilities, or trade secret information unless the idea, discovery, invention, improvement, software, writing or other material or design: (x) relates to the business of the Company, or (y) relates to the Company’s actual or demonstrably anticipated research or development, or (z) results from any work performed by Executive for the Company. Executive agrees that any idea, discovery,

7 invention, improvement, software, writing or other material or design that relates to the business of the Company or relates to the Company’s actual or demonstrably anticipated research or development which is conceived or suggested by Executive, either solely or jointly with others, within one (1) year following termination of Executive’s employment under this Agreement or any successor agreements shall be presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s equipment, supplies, facilities, and/or trade secrets. (ii) In order to determine the rights of Executive and the Company in any idea, discovery, invention, improvement, software, writing or other material or design, and to insure the protection of the same, Executive agrees that during Executive’s employment, and for one (1) year after termination of Executive’s employment under this Agreement or any successor agreements, Executive will disclose immediately and fully to the Company any idea, discovery, invention, improvement, software, writing or other material or design conceived, made or developed by Executive solely or jointly with others. The Company agrees to keep any such disclosures confidential. Executive also agrees to record descriptions of all work in the manner directed by the Company and agrees that all such records and copies, samples and experimental materials will be the exclusive property of the Company. Executive agrees that at the request of and without charge to the Company, but at the Company’s expense, Executive will execute a written assignment of the idea, discovery, invention, improvement, software, writing or other material or design to the Company and will assign to the Company any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein; and that Executive will do whatever may be necessary or desirable to enable the Company to secure any patent, trademark, copyright, or other property right therein in the United States and in any foreign country, and any division, renewal, continuation, or continuation in part thereof, or for any reissue of any patent issued thereon. In the event the Company is unable, after reasonable effort, and in any event after ten (10) business days, to secure Executive’s signature on a written assignment to the Company of any application for letters patent or to any common-law or statutory copyright or other property right therein, whether because of Executive’s physical or mental incapacity or for any other reason whatsoever, Executive irrevocably designates and appoints the Corporate Secretary of the Company as Executive’s attorney- in-fact to act on Executive’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark. (iii) Executive acknowledges that, to the extent permitted by law, all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Executive during Executive’s employment with the Company shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Company. (g) Communication of Contents of Agreement. While employed by the Company and for two (2) years thereafter, Executive will communicate the contents of Section 6 of this Agreement to any person, firm, association, partnership, corporation or other entity that Executive intends to be employed by, associated with, or represent.

8 (h) Confidentiality Agreements. Executive agrees that Executive shall not disclose to the Company or induce the Company to use any secret or confidential information belonging to Executive’s former employers. Except as indicated, Executive warrants that Executive is not bound by the terms of a confidentiality agreement or other agreement with a third party that would preclude or limit Executive’s right to work for the Company and/or to disclose to the Company any ideas, inventions, discoveries, improvements or designs or other information that may be conceived during employment with the Company. Executive agrees to provide the Company with a copy of any and all agreements with a third party that preclude or limit Executive’s right to make disclosures or to engage in any other activities contemplated by Executive’s employment with the Company. (i) Potential Future Restrictions. Executive agrees to be bound by any additional restrictive covenants that may be included in any transaction agreement involving the Company. (j) Relief. Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of Executive’s obligations under this Agreement would be inadequate. Executive therefore agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision contained in Sections 5(b), 5(d), 5(e) 5(f), 5(g), and 5(h) inclusive, of this Agreement, without the necessity of proof of actual damage. (k) Reasonableness. Executive acknowledges that Executive’s obligations under this Section 5 are reasonable in the context of the nature of the Company’s Business and the competitive injuries likely to be sustained by the Company if Executive were to violate such obligations and that these obligations do not place an undue burden on Executive. Executive further acknowledges that this Agreement is made in consideration of, and is adequately supported by, the agreement of the Company to perform its obligations under this Agreement and by other consideration, including Executive’s continued employment with the Company, which Executive acknowledges constitutes good, valuable and sufficient consideration. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent legally-permissible. Accordingly, if any particular provision(s) of this Agreement shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this Agreement shall remain in full force and effect. (l) Survival. Subject to any limits on applicability contained herein, this Section shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Employment Period.

9 6. Definitions. (a) “Company’s Business” means online, web-based dating profile and match- making services and any other business that the Company conducts as evidenced on the Company’s website or marketing materials of the Company. (b) “Restricted Territory” means: (i) the United States and (ii) all of the specific customer accounts, whether within or outside of the geographic areas described in clause (i) above, with which Executive had any contact or for which Executive had any responsibility (either direct or supervisory) at the time of termination of Executive’s employment. (c) “Termination For Cause” means the termination by the Company or any subsidiary of Executive’s employment with the Company or any subsidiary as a result of any of the following: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud, embezzlement or a breach of Section 5 herein; (iii) Executive commits a material breach of this Agreement, which breach is not cured within twenty (20) days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty (20) days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. (d) “Termination Without Cause” means the termination by the Company of Executive’s employment for any reason other than a termination as a result of Executive being permanently disabled (as determined by the Board or the Compensation Committee) or a Termination For Cause. 7. Taxes. The Company may withhold from any amounts payable under this Agreement (or any other agreement entered between the Company and Executive) all federal, state, city or other taxes as Spark Networks is required to withhold pursuant to any applicable law, regulation or ruling. The Company shall not be obligated to guarantee any particular tax result for Executive with respect to any payment provided to Executive hereunder, and Executive shall be responsible for any taxes imposed on Executive with respect to any such payment. 8. Notices. Notices and all other communications provided for in this Agreement will be in writing and will be delivered via email (preferable), physically in-person or sent by prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as will be specified by the parties by like notice): Notices to Executive: Ms. Kristie Goodgion 220 Henderson Rd. Fairfield, CT 06824 kgoodgion@gmail.com

10 Notices to Spark Networks: Spark Networks SE Attn: Board of Directors Kohlfurter Str. 41/43 10999 Berlin birdnowbrown@gmail.com or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered (or, in the case of electronic mail, when electronic evidence of transmission is received). 9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect under any applicable law, such invalidity or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced as if such invalid or unenforceable provision had never been contained herein. 10. Complete Agreement. This Agreement and the Executive Director Service Agreement entered between Executive and SE embody the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of their date supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way; provided however, the restrictive covenants herein and in the Executive Director Service Agreement between Executive and SE do not supersede any restrictive covenants found in other types of agreements between the Company or its affiliates and Executive. 11. Counterparts. This Agreement may be executed in separate counterparts (including facsimile, email and other electronically transmitted counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. 12. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Executive, Spark Networks and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by Spark Networks of all of its rights and obligations hereunder to any successor to Spark Networks by merger or consolidation or purchase of all or substantially all of Spark Networks’ assets, provided such transferee or successor assumes the liabilities of Spark Networks hereunder. 13. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal, substantive laws of the State of Connecticut of the United States of America. Executive agrees that the state and federal courts located in the State of Connecticut shall have jurisdiction in any action, suit or proceeding against Executive based on or arising out of this Agreement and Executive hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process in connection with any action, suit or proceeding against Executive; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process. Executive further agrees that Executive will not raise any defenses to, or otherwise challenge, the jurisdiction or venue as to any lawsuit filed in the State of Connecticut and will not challenge or raise any defenses to the choice of Connecticut law.

11 14. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of Spark Networks and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement. 15. Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, Executive will not be considered to have terminated employment with the Company for purposes of any payments under this Agreement (or otherwise due to Executive) which are subject to Section 409A of the Code until Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement or any other arrangement between Executive and the Company during the six-month period immediately following Executive’s separation from service shall instead be paid on the first business day after the date that is six months following Executive’s separation from service (or, if earlier, Executive’s date of death). To the extent required to avoid an accelerated or additional tax under Section 409A of the Code, amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to Executive) during one year may not affect amounts reimbursable or provided in any subsequent year. 16. Parachute Payments. In the event that any payment or benefit received or to be received by Executive, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement (each a “Payment” and all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject, in whole or in part, to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments will be reduced, but only to the extent that Executive would retain a greater amount on an after-tax basis than Executive would retain absent such reduction, such that the value of the Total Payments that Executive is entitled to receive will be $1 less than the maximum amount which Executive may receive without becoming subject to the Excise Tax. A nationally recognized accounting or consulting firm engaged by the Company shall perform the foregoing calculations, and, in connection therewith, shall perform customary parachute mitigation analysis and calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm shall provide its calculations to the Company and Executive within fifteen (15) days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. Any good faith determinations of the accounting or consulting firm made hereunder shall be final, binding and conclusive upon Spark Networks and Executive. Any reduction in payments and/or benefits pursuant to this Section will occur in the following order: (1) cash payments; (2) equity-based payments that are taxable; (3) equity-based payments that are not taxable; (4) equity-based acceleration, and (5) other non-cash benefits payable to Executive. [Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. SPARK NETWORKS, INC. By: Name: Chelsea A. Grayson Title: Chief Executive Officer SPARK NETWORKS SE By: Name: Chelsea A. Grayson Title: Chief Executive Officer EXECUTIVE Kristie Goodgion